UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 2, 2010

Cascade Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-25286 (Commission File Number)	91-1661954 (I.R.S. Employer Identification No.)
2828 Colby Avenue Everett, Washington (Address of principal executive offices)	98201 (Zip Code)
Registrant’s telephone number, including area code: (425) 339-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 2, 2010, Cascade Financial Corporation, a Washington corporation (the “Company”) received notice from The Nasdaq Stock Market stating that the minimum market value of publicly held shares (“MVPHS”) of the Company’s common stock was below $5.0 million for 30 consecutive business days and that the Company was therefore not in compliance with the MVPHS requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(b)(1)(C).  In accordance with Marketplace Rules, the Company has until March 1, 2011 to regain compliance with the $5.0 million minimum market value requirement.  In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, the Company will receive written notification that its securities are subject to delisting.  Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASCADE FINANCIAL CORPORATION
(Registrant)
September 2, 2010	/s/ Carol K. Nelson
(Date)	Carol K. Nelson President and Chief Executive Officer